Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Hyperscale Data, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock	(1)	Other	13,304,167	$0.72	$9,579,000.24	0.0001381	$1,322.86
Equity	Common Stock	(2)	Other	250,000	0.2970	74,250.00	0.0001381	10.25
Equity	Common Stock	(3)	Other	300,000	0.14	42,000.00	0.0001381	5.80
Equity	Common Stock	(4)	Other	1,645,833	$0.16	$263,333.28	0.0001381	$36.37

Total Offering Amounts:						$9,958,583.52		1,375.28
Total Fee Offsets:								0.00
Net Fee Due:								$1,375.28

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Offering Note(s)

(1)	(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Hyperscale Data, Inc. (the “Company”) that may be offered or issued pursuant the Hyperscale Data, Inc. 2025 Stock Incentive Plan (the “Plan”) or under any of the option award agreements outside the Plan (the “Award Agreements”) as a result of one or more adjustments under the Plan or an Award Agreement to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock

(b) The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon the exercise price per share of outstanding equity awards under the Plan or Award Agreements.
(2)	(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Hyperscale Data, Inc. (the “Company”) that may be offered or issued pursuant the Hyperscale Data, Inc. 2025 Stock Incentive Plan (the “Plan”) or under any of the option award agreements outside the Plan (the “Award Agreements”) as a result of one or more adjustments under the Plan or an Award Agreement to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock

(b) The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon the exercise price per share of outstanding equity awards under the Plan or Award Agreements.
(3)	(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Hyperscale Data, Inc. (the “Company”) that may be offered or issued pursuant the Hyperscale Data, Inc. 2025 Stock Incentive Plan (the “Plan”) or under any of the option award agreements outside the Plan (the “Award Agreements”) as a result of one or more adjustments under the Plan or an Award Agreement to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock

(b) The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are based upon the exercise price per share of outstanding equity awards under the Plan or Award Agreements.
(4)	(a) Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Company that may be offered or issued pursuant the Plan or under any of the Award Agreements as a result of one or more adjustments under the Plan or an Award Agreement to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock, as reported on the NYSE American on April 23, 2026, which date is within five business days prior to the filing of this registration statement.